                            ITEM 11 EXECUTIVE COMPENSATION
                                    ITEM 402(a)(3)

                            SUMMARY OF COMPENSATION TABLE


                                          Annual Compensation         Long Term Compensation
Name &                                  -----------------------       ----------------------
Principal                                                    Other       Stock    Long Term     All
Position                                                     Annual     Options   Incentive    Other
                        Year       Salary       Bonus        Comp.     & Awards    Payouts     Comp.
                        ----       ------       -----        -----     --------    -------     -----
Edward J.               1996      $240,000    $442,000        --           --        --            --
Hussey                  1995       240,000     454,400        --           --        --            --
Chairman                1994       180,000     235,400        --           --        --            --
& President

Edward Jos              1996       104,000     273,200        --           --        --       $13,086
Hussey                  1995        83,200     253,192        --           --        --         9,250
VP & Sec                1994        72,800     134,398        --           --        --         5,800

Michael F.              1996       104,000     273,200        --           --        --        13,086
Hussey                  1995        83,200     253,192        --           --        --         9,250
VP -                    1994        72,800     134,398        --           --        --         5,800
Finance

Marc A.                 1996        66,300      68,040        --           --        --            --
Dosmann                 1995        52,800      70,968        --           --        --            --
VP - CFO                1994            --          --        --           --        --            --

Bruce A.                1996        66,300      63,040        --           --        --            --
McMillan                1995        62,400      76,144        --           --        --            --
VP - Sales              1994        61,100      54,800        --           --        --            --


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